Exhibit 10.1

IMPERIAL SUGAR COMPANY LONG TERM INCENTIVE PLAN

(As Amended and Restated Effective December 9, 2010)

Article One

SCOPE AND PURPOSE OF THE PLAN

1.1 Plan. This Imperial Sugar Company Long Term Incentive Plan (“Plan”) was adopted by Imperial Sugar Company (the “Company”) in accordance with and subject to the terms and conditions of the Company’s Second Amended and Restated Joint Plan of Reorganization (the “Plan of Reorganization”) in Case No. 01-00140-01-00176 before the United States Bankruptcy Court for the District of Delaware to reward certain key employees, who provide services to or for the Company or its Subsidiaries and Nonemployee Directors of the Company. Thereafter, on January 10, 2003, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 450,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on February 28, 2003. On December 6, 2004, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 600,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on February 1, 2005. On December 5, 2007, the Executive Compensation Committee of the Board of Directors of the Company approved a proposed amendment of the Plan to increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 250,000 shares, subject to shareholder approval. The Company’s shareholders approved such increase in the aggregate number of shares of Common Stock of the Company available for issuance under the Plan at the Company’s Annual Meeting of Shareholders held on January 29, 2008. On December 9, 2010, the Board of Directors of the Company approved a proposed amendment and restatement of the Plan to, among other changes, increase the number of shares of Common Stock of the Company available for issuance to certain key employees and Nonemployee Directors under the Plan by 500,000 shares, subject to shareholder approval.

1.2 Objectives. This Plan is designed to attract and retain key employees and Nonemployee Directors of the Company or any Subsidiaries which may later be created or acquired and is maintained in order to encourage a sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and such Subsidiaries. These objectives are to be accomplished by making Awards under this Plan.

Article Two

GENERAL DEFINITIONS

2.1 General Definitions. As used herein, the terms set forth below shall have the following respective meanings:

(a) “Authorized Officer” means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either the Chairman or the Chief Executive Officer shall delegate the authority to execute any Award Agreement).

(b) “Award” means an Employee Award or a Nonemployee Director Award.

(c) “Award Agreement” means an Employee Award Agreement or a Nonemployee Director Award Agreement.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means an Award denominated in cash.

(f) “Change of Control” means the occurrence of one or more of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than (1) the Company or any of its affiliates or Subsidiaries; (2) an employee benefit plan of the Company or trustee or other fiduciary holding securities under an employee benefit plan of the Company or person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan; (3) an underwriter temporarily holding securities pursuant to an offering of such securities; or (4) an entity owned, directly or indirectly, by the Company’s shareholders in substantially the same proportions as their ownership of the Company’s Common Stock; is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) the Company has sold substantially all of its assets to an unrelated third party; or

(iii) following the election or removal of directors, a majority of the Board consists of individuals who were neither members of the Board one (1) year before such election or removal nor approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the one-year period or were similarly approved.

Notwithstanding the foregoing, (i) with respect to any Award that is outstanding as of January 28, 2010, “Change of Control” shall also mean a “Change of Control” as defined in the Plan as in effect on the date of such Award, if such definition is more favorable for the Participant and (ii) for purposes of any Award hereunder that is deferred compensation pursuant to Section 409A of the Code and is payable on account of a Change of Control, the event must also constitute a change in the ownership or effective control of a corporation or a change in the ownership of a substantial portion of the assets of a corporation under Treasury Regulation Section 1.409A-3(i)(5).

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the Compensation Committee of the Board or a committee designated by the Board to administer the Plan.

(i) “Common Stock” means the common stock, without par value, of the Company.

(j) “Company” means the Imperial Sugar Company, a Texas corporation.

(k) “Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

(l) “Disability” means permanent and total disability as defined in Code Section 22(e)(3).

(m) “Dividend Equivalents” means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period (including conditional stock), an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

(n) “Employee” means an employee of the Company or a Subsidiary (if any).

(o) “Employee Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to an Employee (or an individual expected to become an Employee within six months of the date of the Award) pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(p) “Employee Award Agreement” means a written agreement between the Company and an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

(q) “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

(r) “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common

Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (ii) if shares of Common Stock are not so listed but are quoted by the NASDAQ Stock Market, Inc., the closing sales price per share of Common Stock reported by the NASDAQ Stock Market, Inc. on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available, as reported by the NASDAQ Stock Market, Inc., or, if not reported by the NASDAQ Stock Market, Inc., by the National Quotation Bureau Incorporated, or (iv) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, in a manner consistent with Treasury Regulation Section 1.401A-l(b)(5)(iv).

(s) “Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

(t) “Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

(u) “Nonemployee Director Award” means any Stock Award or Performance Award granted, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as a Board may establish in order to fulfill the objectives of the Plan.

(v) “Nonemployee Director Award Agreement” means a written agreement between the Company and a Nonemployee Director setting forth the terms, conditions and limitations to a Nonemployee Director Award, to the extent the Board determines such an agreement is necessary.

(w) “Nonqualified Stock Option” means an Option that is not an Incentive Option.

(x) “Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which may be an Incentive Option or a Nonqualified Stock Option.

(y) “Participant” means an Employee or Nonemployee Director to whom an Award has been made under this Plan.

(z) “Performance Award” means an Award made to an Employee or a Nonemployee Director pursuant to this Plan that is subject to the attainment of one or more Performance Goals.

(aa) “Performance Goal” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(bb) “Plan” means Imperial Sugar Company Long Term Incentive Plan, as amended from time to time.

(cc) “Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

(dd) “Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

(ee) “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee; provided, the specified strike price shall not be less than the Fair Market Value of the underlying shares of Common Stock on the date the right is granted; provided, further, the specified number of shares shall be fixed on or before the date of grant of the right.

(ff) “Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including an award of Restricted Stock.

(gg) “Stock Based Awards Limitations” shall have the meaning set forth in Article Seven.

(hh) “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the shareholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

(ii) “Short-Term Deferral Period” shall mean the period ending on the later of (i) the 15th day of the third month following the end of the calendar year in which the right to an Award is no longer subject to a substantial risk of forfeiture, or (ii) the 15th day of the third month following the end of the Company’s first fiscal year in which the right to the Award is no longer subject to a substantial risk of forfeiture. A payment or delivery (as applicable) shall be considered made within the Short-Term Deferral Period in the event the rules of Treasury Regulation Section 1.409A-l(b)(4) apply.

Article Three

ELIGIBILITY

3.1 Eligibility for Awards.

(a) Employees. Individuals eligible for Employee Awards under this Plan are (i) those key Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries and (ii) individuals who are expected to become such Employees within six months of the date of the Award.

(b) Nonemployee Directors. Members of the Board who are Nonemployee Directors are eligible for Nonemployee Director Awards under this Plan.

Article Four

SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1 Maximum Number of Shares Available for Awards. Subject to the provisions of Article Fifteen, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of 3,034,568 shares of Common Stock. The number of shares of Common Stock that are the subject of Awards under this Plan, if forfeited or terminated, unexercised upon expiration, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or if exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

Article Five

ADMINISTRATION OF THE PLAN

5.1 The Committee.

(a) This Plan shall be administered by the Committee, except as otherwise provided herein. The Committee shall consist of at least two Nonemployee Directors. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, subject only to the legal requirements or restrictions which relate to Awards, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom the Award was granted, or (ii) consented to by such Participant. In the event the Committee modifies or amends an Award, the new Award shall be compliant with the terms of this Plan. The Committee, in its discretion, may also provide for the extension of the exercisability of an Award; provided, that with respect to Awards relating to SARs and Nonqualified Stock Options, the exercise period shall not be extended to a date later than the earlier of (i) the latest date upon which the Award could have expired by its original terms under any circumstances, or (ii) the tenth anniversary of the original date of the grant of the Award. The Committee may make an Award to an individual whom it expects to become an Employee within the next six months, provided that such Award shall be subject to the individual actually becoming an Employee within such time period. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Notwithstanding the foregoing, the Committee shall not make any revision, correction, or other modification to an Award granted under this Plan if such revision, correction, or modification would result in the deferral of compensation subject to Code Section 409A.

(b) The Board shall have the same powers, duties and authority to administer the Plan with respect to Nonemployee Director Awards as the Committee retains with respect to other Awards as described above.

5.2 Liability of Committee Members. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 5.3 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

5.3 Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

Article Six

AWARDS

6.1 Employee Awards.

(a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Employee Award shall be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the individual to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those reflected in Section 6.1(a) and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Employee Award Agreement.

(i) Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Stock Option. The price at which shares of Common Stock may be purchased upon the exercise of an Option shall not be less than the Fair Market Value of the Common Stock on the date of grant. The term of the Option shall extend no more than 10 years after the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option awarded pursuant to this Plan, including the term of any Option and the date or dates upon which it becomes exercisable, shall be determined by the Committee. The number of shares of Common Stock subject to an Option awarded pursuant to this Paragraph (i) shall be fixed on or before the date of grant. Further, no Nonqualified Stock Option awarded pursuant to this Paragraph

(i) shall include any feature for the deferral of compensation other than the deferral of recognition of income until the later of (i) the exercise or disposition of the option under Treasury Regulation Section 1.83-7 or (ii) the time the Common Stock acquired pursuant to the exercise of the option first becomes substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).

(ii) SAR. An Employee Award may be in the form of an SAR that satisfies the conditions of Section 2.1(ee). The term of an SAR shall extend no more than 10 years after the date of grant. Subject to the foregoing provision, the terms, conditions and limitations applicable to any SAR awarded pursuant to this Plan, including the term of any SAR and the date or dates upon which it becomes exercisable, shall be determined by the Committee. Notwithstanding the foregoing, in no event shall a SAR granted pursuant to this Paragraph (ii) include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

(iii) Stock Award. An Employee Award may be in the form of a Stock Award, including the award of Restricted Stock or conditional stock units. The terms, conditions and limitations applicable to any Stock Award granted pursuant to this Plan shall be determined by the Committee.

(iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Award granted pursuant to this Plan shall be determined by the Committee.

(v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (i) 90 days after the commencement of such period of service to which the Performance Goal relates and (ii) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following: revenues or sales (including specific types or categories thereof), based on units and/or dollars; revenue or sales growth; revenue or sales growth rate(s); production, in aggregate or by facility; shipments, in aggregate or by facility; net income measures (including income after capital costs and income before or after taxes) or EBITDA, absolute and/or growth rates; operating income, absolute and/or growth rates; earnings, absolute and/or growth rates; EPS, absolute and/or growth rates; economic value added; return on shareholders’ equity; return on capital or invested capital; risk-adjusted return on capital or invested capital; return on average assets; price per share of common stock; stock price measures (including growth measures); total shareholder return; total market value; profitability/profit margins; return on revenue measures; market share (in aggregate or by segment); costs (including specific types of categories thereof); cash flow measures, including cash flow return on capital, cash flow return on tangible capital, cash flow and net cash flow; operating cash flow; working capital; budgeted expenses (operating or capital); weighted average cost of capital; value measures, including ethics compliance, environmental and safety performance and compliance, employee satisfaction and customer satisfaction; and corporate and business unit specific operational and financial performance. A Performance Goal may be absolute or indexed, and, unless otherwise stated, a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

6.2 Nonemployee Director Awards. The Board may grant Nonemployee Director Awards to the Nonemployee Directors of the Company from time to time in accordance with Section 6.2. Nonemployee Director Awards may consist of those listed in Section 6.2 and may be granted singly, in combination or in tandem. Each Nonemployee Director Award may, in the discretion of the Board, be embodied in a Nonemployee Director Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Board in its sole discretion and, if required by the Board, shall be accepted by the Participant to whom the Nonemployee Director Award is granted and signed by an Authorized Officer for and on behalf of the Company.

(a) Stock Awards. A Nonemployee Director Award may be in the form of a Stock Award. A Nonemployee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of a Stock Award until he or she terminates service as a Nonemployee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Stock Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Stock Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board.

(b) Performance Awards. Without limiting the type or number of Nonemployee Director Awards that may be made under the other provisions of this Plan, a Nonemployee Director Award may be in the form of a Performance Award. A Nonemployee Director may not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Performance Award until he or she terminates service as a Nonemployee Director, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Performance Award prior to such time shall have no effect. Any additional terms, conditions and limitations applicable to any Performance Awards granted to a Nonemployee Director pursuant to this Plan shall be determined by the Board. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Nonemployee Director.

Article Seven

EMPLOYEE AWARD LIMITATIONS

The following limitations shall apply to any Employee Award made hereunder:

(1) no Participant may be granted, during any one calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 400,000 shares of Common Stock;

(2) no Participant may be granted, during any one calendar year period, Stock Awards covering or relating to more than 400,000 shares of Common Stock (the limitation set forth in this clause (2), together with the limitation set forth in clause (1) above, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(3) no Participant may be granted Employee Awards consisting of cash or in any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any one calendar year period having a value determined on the date of grant in excess of $4,000,000.

Article Eight

PAYMENT OF AWARDS

8.1 Payment of Awards Generally. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the applicable Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

8.2 Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee. Any deferred payment of an Award, whether elected by the Participant or specified by the Award Agreement or by the Committee, may be forfeited if and to the extent that the Award Agreement so provides. Any deferral of an Award, whether by Participant election or otherwise, and any payment or settlement of a deferred Award shall be made in a manner that complies with the requirements of Code Section 409A.

8.3 Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish; provided, however, that dividends and Dividend Equivalents may not be paid with respect to unvested Performance Awards. The Committee may also establish rules and procedures for the crediting of interest and other earnings on deferred cash payments and on Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock. Notwithstanding the foregoing, unless specifically set forth in an Award Agreement in a manner compliant with Code Section 409A, in no event shall any rights granted or interest or other earnings credited under this Section 8.3 be paid to the Participant later than the last day of the Short-Term Deferral Period.

8.4 Substitution of Awards. Subject to the limitations of Section 5.1 and Article Seven, at the discretion of the Committee, a Participant who has been granted an Award may be offered an election to substitute an Award received for another Award or Awards of the same or different type; provided, however, no such substitution shall be made without prior shareholder approval if it would result in the reduction of the exercise price of an outstanding Option or SAR or issuance of an Option or SAR in exchange for the cancellation of an Option or SAR with a higher exercise price. Shareholder approval shall not be required for actions taken by the Board or the Compensation Committee pursuant to Article 14.2 of the Plan.

8.5 Cash-out of Awards. At the discretion of the Committee, an Award that is an Option or SAR may be settled by a cash payment equal to the difference between the Fair Market Value per share of Common Stock on the date of exercise and the exercise price of the Award, multiplied by the number of shares with respect to which the Award is exercised.

Article Nine

OPTION EXERCISE

The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this Article Nine.

Article Ten

CHANGE OF CONTROL

10.1 Change of Control. In the event of a “Change of Control” of the Company, the Committee may, in its discretion, without obtaining shareholder approval, take any one or more of the following actions, with respect to any Participant:

(a) Accelerate the exercise dates of any or all SARs or Options or make some or all such SARs or Options immediately fully vested and exercisable;

(b) Accelerate the Restriction Period (lapse of forfeiture provision) of any Restricted Stock subject to restrictions;

(c) Grant SARs to holders of outstanding Options;

(d) Pay cash to any or all holders of Options in exchange for the cancellation of their outstanding Options;

(e) Make payment for any outstanding Performance Awards based on such amounts as the Committee may determine;

(f) Grant new Awards to any Participants; or

(g) Make any other adjustments or amendments to outstanding Awards and substitute new Awards for outstanding Awards; provided, all adjustments, amendments, and/or substitutions shall be made in accordance with the requirements of Code Section 409A, to the extent applicable.

Article Eleven

TAXES

The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. To the extent permitted by applicable law, the Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

Article Twelve

AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Board or the Executive Compensation Committee of the Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent such approval is required by applicable legal requirements.

Article Thirteen

ASSIGNABILITY

Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Article Thirteen shall be null and void.

Article Fourteen

ADJUSTMENTS

14.1 General. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

14.2 Following Subdivision of Consolidation. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), then (i) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards and (iv) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to make such adjustments to Awards or other provisions for disposition of Awards as it deems equitable, and shall be authorized, in its discretion, (x) to issue or assume Awards by means of substitution of new substitute Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (y) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or the lapse of restrictions with respect to, an Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (z) to cancel the Awards (including, with respect to Options or SARs, a notice and an opportunity to exercise such Awards during a certain period of time prior to such cancellation) and deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event. Any substitute Awards shall not be subject to the limitations on Common Stock available for Awards under Section 4.1 or the limitations of Article Seven. Notwithstanding the foregoing, all adjustments made pursuant to this Section 14.2 shall be made in accordance with the requirements of Code Section 409A, to the extent applicable.

Article Fifteen

RESTRICTIONS

No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

Article Sixteen

MISCELLANEOUS PROVISIONS

16.1 Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16.2 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

16.3 Awards Subject to Company Policies; Recoupment. Notwithstanding any provision of the Plan, including Article Twelve hereof, any Awards made under the Plan are subject to the policies of the Company in effect as of the date of such Award. Without limiting the foregoing, by accepting an Award under this Plan the Participant acknowledges and agrees that such Award, including any proceeds thereof, may become subject to forfeiture, cancellation or recoupment pursuant to any recoupment or clawback policy of the Company or as required pursuant to the listing requirements of any national securities exchange on which Common Stock is listed.

16.4 Effective Date; Term. The Plan, as amended and restated herein, was adopted by the Board on December 9, 2010, and will be submitted to the shareholders of the Company for approval at the 2011 annual meeting of shareholders. If approved by shareholders, the Plan, as amended and restated herein, will become effective as of the date of such shareholder approval, and, unless terminated earlier pursuant to Article Twelve hereof, the Plan will expire on the date that is the tenth (10th) anniversary of the date of such shareholder approval. If the shareholders of the Company should fail to so approve the Plan as amended and restated herein at such meeting, this amendment and restatement of the Plan shall cease to be of any force or effect, and all grants of Awards under the Plan shall continue to be governed by the terms of the Plan without regard to this amendment and restatement.

16.5 Code Section 409A. It is intended that any Awards under the Plan satisfy the requirements of Code Section 409A to avoid imposition of applicable taxes thereunder, and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Code Section 409A.

IMPERIAL SUGAR COMPANY